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                                                                    EXHIBIT 99.1

                        CC MASTER CREDIT CARD TRUST II
                      Excess Spread Analysis - June 2001
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Series                                          1995-A      1995-C      1996-A       1996-C       1998-A
Deal Size                                      $400 MM     $400 MM    $407.25 MM   $271.50 MM    $600 MM
Expected Maturity                              08/15/02    02/18/03     11/15/01     02/16/04    09/15/03
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
Yield                                            18.99%      18.99%       18.99%       18.99%      18.99%
Less:   Coupon                                    4.24%       4.25%        4.23%        4.22%       4.25%
        Servicing Fee                             1.50%       1.50%        1.50%        1.50%       1.50%
        Net Credit Losses                         8.86%       8.86%        8.86%        8.86%       8.86%
Excess Spread:
        June-01                                   4.39%       4.38%        4.40%        4.41%       4.39%
        May-01                                    5.19%       5.17%        5.19%        5.21%       5.18%
        April-01                                  5.05%       5.04%        5.06%        5.08%       5.05%
Three month Average Excess Spread                 4.88%       4.87%        4.89%        4.90%       4.87%

Delinquency:
        30 to 59 days                             2.18%       2.18%        2.18%        2.18%       2.18%
        60 to 89 days                             1.58%       1.58%        1.58%        1.58%       1.58%
        90 + days                                 3.01%       3.01%        3.01%        3.01%       3.01%
        Total                                     6.77%       6.77%        6.77%        6.77%       6.77%

Payment Rate                                     13.03%      13.03%       13.03%       13.03%      13.03%
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